Exhibit 10.2

Deed of Access, Insurance and Indemnity

Nova Minerals Limited
ABN 84 006 690 348

XXX XXXXX

Table of Contents

1.	Definition and Interpretation	3
2.	Access to Board Documents	6
3.	Request procedure and return of Board Documents	8
4.	Confidentiality	9
5.	Indemnities	10
6.	Conduct of Claims	12
7.	Advances and payments	14
8.	Insurance	16
9.	Taxation and GST	17
10.	Enforcement	17
11.	Notices	18
12.	General	18

2

Dated

Parties

Nova Minerals Limited ABN 84 006 690 348
Address: Suite 5, 242 Hawthorn Road Caulfield VIC 3161, Australia
Email: ian@novaminerals.com.au Attention: Ian Pamensky
(Company)

xxxxx
Address: xxx
Email: xxx
(Officer)

Background

A	It is a condition of the Officer continuing to act as director of the Company that the Company enters into this deed.

B	The Company has agreed to:

(i)	grant the Officer rights of access to all Board Documents;

(ii)	give certain indemnities in respect of liabilities incurred by the Officer as a member of the Board; and

(iii)	use its best endeavours to take out and maintain an insurance policy in favour of the Officer,

on the terms and conditions set out in this deed.

C	Nothing in this deed is intended to replace or reduce the Officer’s duties to the Company under any law.

Operative Provisions

It is agreed as follows.

1.	Definition and Interpretation

1.1	Definitions

In this deed, unless the contrary intention appears, the following words have the following meanings:

Term:	Definition:

Access Period	the period beginning on the Appointment Date and ending on the later of:

(a)	seven years after the Cessation Date; or

(b)	where a Claim is made against the Officer prior to the date referred to in paragraph (a), the date of final determination of the Claim.

Appointment Date	the date of appointment of the Officer as a director of the Company and/or any of its Subsidiaries (for so long as such entity remains a Subsidiary).

Act	any actual or alleged act, omission or conduct of the Officer occurring while the Officer was an officer of the Company and relating to, arising out of or connected with the Officer’s position as an officer of the Company.

ASIC	Australian Securities & Investments Commission.

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Australian Consumer Law	Schedule 2 to the Competition and Consumer Act 2010 (Cth).

Board	the board of directors of the Company and/or any Subsidiary (as the context requires).

Board Documents	all existing and future Documents prepared for and/or provided to directors of the Company or any one or more of them or tabled at meetings of the Board during the term of office of the Officer (whether the term commenced before or after the date of this deed), including Board Documents, submissions, minutes, correspondence, memoranda, board committee and sub-committee papers, financial and other records, and all documents referred to in those documents.

Business Day	(a)	for receiving a notice under clause 11, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

	(b)	for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales.

Cessation Date	the date on which the Officer ceases to be an officer of the Company.

Claim	(a)	any legal proceeding (whether civil or criminal), administrative proceeding, arbitral proceeding, mediation or other form of alternative dispute resolution (whether or not held in conjunction with any legal, administrative or arbitral proceeding) in respect of or arising out of an Act; and

	(b)	any written or oral threat, complaint, demand or other circumstance that might reasonably cause the Officer to believe that any proceeding referred to in paragraph (a) will be initiated.

Corporations Act	the Corporations Act 2001 (Cth).

Documents	includes:

(a)	any paper or other material on which there is writing;

(b)	any paper or other material on which there are marks, figures, symbols or perforations having a meaning for persons qualified to interpret them;

(c)	any article or material from which sounds, images or writings are capable of being reproduced with or without the aid of any other article or device; and

(d)	any information stored or recorded by means of a computer.

Governmental Agency	any government, governmental, semi-governmental, statutory administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

Group Company	the Company and each Subsidiary of the Company, and Group Company means any one of them.

Indemnities	the indemnities granted by the Company to the Officer under clause 5, and Indemnity means any of them.

Information	all or any part of information contained in a Board Document or otherwise related to the affairs of the Company or a matter discussed at a meeting of the Board.

Interest Rate	has the meaning given to that term in clause 7.2(a).

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Investigative Proceeding	any investigation, hearing, inquiry or review (however described) undertaken by:

(a)	a Royal Commission, Board of Inquiry, parliamentary committee or similar body, committee or commission;

(b)	ASIC, the Australian Competition and Consumer Commission, ASX Limited or any other regulatory authority;

(c)	a department of any Australian government or of any other jurisdiction;

(d)	a public authority;

(e)	an instrumentality, agent or appointee of the Crown in right of the Commonwealth, a State or a Territory or the equivalent of any such body in any other jurisdiction; or

(f)	any other body, office or person exercising statutory or prerogative power.

Notice	has the meaning given to that term is clause 11.

Permitted Purpose	has the meaning given to that term in clause 2.1.

Policy	has the meaning given to that term in clause 8.1(a).

Policy Limit	the sum of $[insert] in relation to any one claim, demand, action or suit made, threatened or instituted against the Officer as an officer of the Company.

Privileged Document	any document in respect of which any form of legal privilege applies solely in favour of a Relevant Company or jointly in favour of such company and the Officer (whether alone or with other members or former members of the Board).

Related Body Corporate	has the meaning given to that term in the Corporations Act.

Relevant Claim	has the meaning given to that term in clause 6.1.

Relevant Company	each Group Company of which the Officer is or has been a director at any time.

Relevant Costs	has the meaning given to that term in clause 7.3.

Subsidiary	has the meaning given to that term in the Corporations Act.

1.2	Interpretation

In this deed, headings and bold text are for ease of reference only and do not affect the interpretation of this deed and, unless the context otherwise requires:

(a)	the singular includes the plural and vice versa;

(b)	another grammatical form of a defined word or expression has a corresponding meaning;

(c)	a reference to a clause, paragraph or schedule is to a clause or paragraph of or schedule to this deed and a reference to this deed includes any schedule or annexure;

(d)	a reference to a document or instrument, includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)	a reference to A$, $A, dollar or $ is to Australian currency;

(f)	subject to clause 11.2, a reference to time is to Victorian time;

(g)	a reference to a party to this deed, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

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(h)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions; and

(k)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this deed or any part of it.

1.3	Business Day

If a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

2.	Access to Board Documents

2.1	Permitted purposes

Subject to clause 2.2, the Company must, if the Officer makes a request for access during the Access Period in accordance with clause 3, provide the Officer with access to all of the Board Documents for the purposes (each a Permitted Purpose) of any one or more of:

(a)	taking any action in relation to any Claim:

(i)	to which the Officer is a party;

(ii)	that the Officer has reason to believe will be brought against the Officer; or

(iii)	that the Officer proposes in good faith to bring;

(b)	an Investigative Proceeding pursuant to which the Officer is being investigated, or has been called to give evidence, in relation to any Act or facts or circumstances arising or occurring during the Officer’s term of office as a member of a Board (whether that term commenced before or after the date of this deed);

(c)	discharging the Officer’s duties as an officer of each Relevant Company; or

(d)	any other purpose for which the Company gives its consent in writing.

2.2	Limitations on access

(a)	Clause 2.2(b) applies if, in the reasonable opinion of the Company:

(i)	giving the Officer access to a Board Document under clause 2.1 would or could reasonably be expected to jeopardise the capacity of a Relevant Company to claim legal privilege in respect of a Privileged Document; and

(ii)	the loss by a Relevant Company of the capacity to claim such privilege in respect of the Privileged Document would or could reasonably be expected to result in material prejudice to the Relevant Company.

(b)	If this clause 2.2(b) applies by virtue of clause 2.2(a), then the Company may:

(i)	impose such conditions on the Officer’s access to that Board Document as it determines, in good faith, are appropriate to ensure that the capacity of the Relevant Company to claim legal privilege in respect of the relevant Privileged Document is not jeopardised by such access; or

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(ii)	if the Company determines in good faith and acting reasonably that it is not possible to ensure, by the imposition of conditions, that the capacity of the Relevant Company to claim privilege in respect of the relevant Privileged Document would not be jeopardised by such access, deny the Officer access to that Board Document.

(c)	The Officer’s right of access to Board Documents under clause 2.1:

(i)	applies only to Board Documents created during the Officer’s term of office (whether that term commenced before or after the date of this deed); and

(ii)	does not entitle the Officer to have access to any personal information contained in any Board Documents to which the Officer is given access where that information cannot be disclosed to the Officer as a result of the requirements of any relevant privacy laws.

2.3	Privileged Documents

(a)	If the Officer requests access to a Board Document that is, or refers to, a Privileged Document and the Company does not exercise its right to impose conditions or deny access under clause 2.2(b), the Company must waive its claim to legal privilege in respect of that Privileged Document to the extent required under clause 2.3(b) but only if the Company is satisfied, in good faith, that the loss of the right to claim privilege in respect of that Privileged Document would not result in material prejudice to the Relevant Company.

(b)	Where clause 2.3(a) requires a waiver to be given by the Company, that waiver is required to be given only to the extent necessary to enable the Officer to:

(i)	have access to the relevant Board Document;

(ii)	disclose the information in the relevant Board Document in circumstances permitted under clause 4; and

(iii)	use the relevant Board Document for the Permitted Purpose specified in the notice given by the Officer under clause 3.

(c)	Where the Officer is given access under this clause 2.3 to a Board Document that is or refers to a Privileged Document, the Officer must:

(i)	comply with any conditions imposed by the Company under clause 2.2(b); and

(ii)	without limiting the Officer’s rights under this clause 2.3 and clause 4, not waive that privilege nor do or omit to do any thing that will cause that privilege to be waived or lost, without the prior written consent of the Company.

(d)	Each of the Company and the Officer acknowledge that the granting of access to the Officer by the Company to a Privileged Document does not amount to an express or implied waiver by the Company or any other Relevant Company of its claim to client legal privilege.

(e)	Where the Board Documents consist of documents that entitle the Officer and the Company (or another Relevant Company) to claim joint client legal privilege, the Officer must not waive, either by express or implied conduct, the joint client legal privilege, except in proceedings to which the Company or another Relevant Company is not a party.

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2.4	Retention of Board Documents

The Company must use reasonable efforts to keep (and must procure that each Subsidiary keeps) one copy of all Board Documents, and ensure the safe keeping and custody of the Board Documents for the Access Period.

3.	Request procedure and return of Board Documents

3.1	Requests

A request for access to Board Documents by the Officer must:

(a)	be in writing addressed to the Board;

(b)	be made during the Access Period;

(c)	be made during normal business hours;

(d)	describe the Board Documents required by the Officer; and

(e)	state the purpose for which the Board Documents are required, which may only be for a Permitted Purpose.

3.2	Access

(a)	Where the Company receives a request for access to specified Board Documents under this clause 3 and is required to provide access to those Board Documents under clause 2, the Company must, within 10 Business Days after receipt of the request, make the relevant Board Documents available for inspection by the Officer at the premises of the Company (or at the nominated storage place(s)) during normal business hours or at reasonable times outside business hours by agreement between the Company and the Officer.

(b)	Where the Officer obtains access to Board Documents under clause 3.2(a), the Officer will be entitled to make copies (at the Officer’s cost) of those Board Documents (but only for a Permitted Purpose).

3.3	Usage and retention of Board Documents by Officer

The Officer:

(a)	subject to clause 3.3(b), on ceasing to be a member of the Board, must return all Board Documents (including copies) that the Officer holds to the Company;

(b)	may retain any specific Board Document where reasonably required for use for a Permitted Purpose; and

(c)	must return all Board Documents (including copies) retained under clause 3.3(b) or obtained under clause 3 to the Company as soon as possible after they are no longer reasonably required for use for a Permitted Purpose.

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3.4	Cumulative rights

The rights of the Officer to access Board Documents pursuant to this deed do not exclude, limit or restrict any obligations imposed on the Officer by virtue of their position as a director or former director of the Relevant Company provided by law independently of this deed.

4.	Confidentiality

4.1	Confidentiality obligations

Without limiting the Officer’s duties as an officer of the Relevant Companies, the Officer (both during the Officer’s term of office and after the Officer ceases to be a member of the Board) must:

(a)	keep all Information confidential except to the extent that disclosure is permitted under clause 4.2;

(b)	not disclose Information to any person unless and to the extent permitted to do so under clause 4.2; and

(c)	not use Information for any purpose other than a Permitted Purpose.

4.2	Limitations

(a)	The obligations in clause 4.1 do not apply to Information if and to the extent that:

(i)	the Information is or comes into the public domain (other than as a result of a contravention by the Officer of this deed or any other obligation of confidence);

(ii)	disclosure of the Information is required by law or the rules of any stock exchange on which a Relevant Company’s shares are quoted;

(iii)	disclosure of the Information is either:

(A)	reasonably necessary for a Permitted Purpose; or

(B)	made in confidence to the legal, financial or taxation advisers of the Officer,

and both of the conditions set out in clause 4.2(b) have been met;

(iv)	disclosure of the Information is reasonably necessary for the purposes of the discharge of the duties of the Officer as a member of the Board; or

(v)	the Company has given its prior written consent to the disclosure of the Information.

(b)	For disclosure of Information to be permitted under clause 4.2(a)(iii), both of the following conditions must be met:

(i)	either:

(A)	the Company does not have the right to claim legal privilege in respect of some or all of the Information or the proposed disclosure of the Information could not reasonably be expected to jeopardise the Company’s capacity to claim such privilege; or

(B)	the Company has waived its right to claim legal privilege in respect of the Information to the extent required under clause 2.3; and

(ii)	disclosure of the Information will not and could not reasonably be expected to cause the Relevant Company’s right to claim legal privilege in respect of any other information or document to be waived.

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(c)	If the Officer is permitted to disclose Information under this clause 4.2, the Officer must:

(i)	disclose only the minimum Information reasonably necessary in the circumstances;

(ii)	disclose the Information only to persons who have a need to know and only to the extent that they have a need to know; and

(iii)	comply with any conditions imposed by the Company under clause 2.2(b).

4.3	Consequences of non-compliance

If the Company forms the view that, on reasonable grounds, the Officer is not complying with, or will not comply with, clause 4.1, it may:

(a)	refuse to comply with all or any of its obligations under clause 2; and

(b)	take whatever action it sees fit against the Officer to protect the Company’s interest, including seeking injunctive relief or bringing an action for damages.

5.	Indemnities

5.1	Officer’s right to be indemnified

(a)	Subject to clause 5.2 and to the extent permitted by law, the Company indemnifies the Officer out of the property of the Relevant Company against:

(i)	any and all liabilities (other than for costs and expenses of a kind referred to in clause 5.1(a)(ii)(A) to 5.1(a)(ii)(D)) incurred by the Officer:

(A)	in his or her capacity as an officer of the Relevant Company; and

(B)	to another person (other than the Relevant Company or a Related Body Corporate of the Relevant Company); and

(ii)	any liability for costs and expenses reasonably incurred by the Officer in defending an action for a liability incurred or allegedly incurred by the Officer in his or her capacity as an officer of the Relevant Company other than legal costs incurred by the Officer:

(A)	in defending or resisting proceedings in which the Officer is found to have a liability for which the Officer could not be indemnified under clause 5.1(a)(i);

(B)	in defending or resisting criminal proceedings in which the Officer is found guilty;

(C)	in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

(D)	in defending or resisting proceedings in which the Officer is found to have a liability to pay a pecuniary penalty under section 224 of the Australian Consumer Law.

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(b)	Clause 5.1(a)(ii)(C) does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order. For the purposes of clause 5.1(a)(ii), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to those proceedings.

5.2	Scope, duration and limitation of Indemnities

The Indemnities:

(a)	do not extend to:

(i)	a liability owed to the Relevant Company or a Related Body Corporate of the Relevant Company;

(ii)	a pecuniary penalty order under section 1317G of the Corporations Act, a compensation order under section 1317H of the Corporations Act or a pecuniary penalty order under section 224 of the Australian Consumer Law; or

(iii)	a liability that is owed to someone other than the Relevant Company or a Related Body Corporate of the Relevant Company and that did not arise out of conduct in good faith on the part of the Officer;

(b)	have effect in respect of liabilities, costs and expenses incurred by the Officer (and Acts of the Officer) as an Officer of the Relevant Company that were incurred or occurred (as the case may be) at any time from the date that the Officer became an officer of the Relevant Company (whether such date occurs before or after the date of this deed);

(c)	continue to have full force and effect even if the Officer ceases to be an officer of the Relevant Company before:

(i)	a claim is made by the Officer under this deed; or

(ii)	the Officer incurs the liability or costs in respect of which the Officer makes a claim under this clause 5, provided that the liability or costs are in respect of or arise out of an Act; and

(d)	apply to a liability or costs or expenses incurred by the Officer only if and to the extent that the Officer is not, and is not entitled to be, indemnified against that liability or those costs or expenses by:

(i)	any insurance policy (other than an insurance policy maintained by the Company); or

(ii)	an indemnity given by another person (other than the Relevant Company, a Related Body Corporate of the Relevant Company or an insurer under an insurance policy maintained by the Company).

5.3	Officer’s obligation to recover against third party

If the Officer is entitled to be indemnified against a liability or costs or expenses by an insurance policy (other than an insurance policy maintained by the Company) or an indemnity of the kind referred to in clause 5.2(d)(ii), the Officer must make and pursue a claim under that insurance policy or indemnity.

5.4	Application of indemnities

(a)	Subject to clause 5.4(b), the Indemnities:

(i)	are irrevocable;

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(ii)	indemnify the Officer despite the Officer ceasing to hold any position in a Relevant Company; and

(iii)	are in addition to any indemnity contained in the Relevant Company’s constitution.

(b)	It is not necessary for the Officer to incur an expense or make payment before enforcing a right of indemnity under this deed.

6.	Conduct of Claims

6.1	Notice

As soon as reasonably practicable after the Officer becomes aware of any Claim that could reasonably be expected to give rise to a claim by the Officer under an Indemnity (Relevant Claim), the Officer must give to the Company notice in writing of that Relevant Claim.

6.2	Control of Relevant Claims

Subject to clauses 6.8 and 6.9, where there is a Relevant Claim, the Company or another Relevant Company may, or may allow its insurer to:

(a)	assume the conduct, negotiation and defence of the Relevant Claim under its sole management, control and cost;

(b)	institute legal proceedings, including any cross-claim or counter claim to the Relevant Claim, in the name of the Officer as part of that defence;

(c)	subject to clause 6.5, settle or compromise the Relevant Claim;

(d)	agree to any form of alternative dispute resolution in relation to the Relevant Claim; and

(e)	retain lawyers to act on behalf of both of the Relevant Company and the Officer in relation to the Relevant Claim.

6.3	Company to Notify Officer

The Company must ensure that the Officer is notified as soon as reasonably practicable if the Company (or its insurer) or another Relevant Company intends to take any action permitted by clause 6.2.

6.4	Officer’s obligations

(a)	Subject to clauses 6.8 and 6.9, where there is a Relevant Claim, the Officer must:

(i)	allow the Company or another Relevant Company (or its insurer), in the Company’s discretion, to take control of the conduct, negotiation and defence of the Relevant Claim;

(ii)	allow the Company or another Relevant Company, in the Company’s discretion, to retain lawyers on behalf of both the Officer and the Company or another Relevant Company;

(iii)	take such action or provide such information (including providing the Company or another Relevant Company with any documents, records, authorities, directions) as the Company (or its insurer) may reasonably require in relation to that Relevant Claim to avoid, dispute, defend or appeal that Relevant Claim or any judgment or award made in respect of that Relevant Claim;

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(iv)	give the Company or another Relevant Company (or its insurer) all assistance and co-operation that the Company or another Relevant Company (or its insurer) reasonably requires in connection with any action the Company (or its insurer) reasonably takes to avoid, dispute, defend or appeal that Relevant Claim or any judgment or award made in respect of that Relevant Claim;

(v)	where the Company or another Relevant Company (or its insurer) so requests, do anything reasonably necessary or desirable to enable the Company or another Relevant Company (or its insurer) to be subrogated to and enjoy the benefits of the Officer’s rights in relation to any cross-claims or any claims against any third party and assist with that process;

(vi)	not admit any liability for or settle or compromise the Relevant Claim without the prior consent of the Company, which must not unreasonably be withheld; and

(vii)	keep the Company fully informed in relation to the status and conduct of that Relevant Claim (if the Company or another Relevant Company (or its insurer) has not assumed conduct of the Relevant Claim under clause 6.2).

(b)	To the extent permitted by law, the Company must reimburse (or procure that a Relevant Company reimburses) the Officer for actual costs and expenses reasonably incurred by the Officer in taking action or providing assistance or information at the request, or under the direction, of the Company under this clause 6.4.

6.5	Settling or compromising Relevant Claims

Before the Company or another Relevant Company (or its insurer) settles or compromises a Relevant Claim, the Company must (or must ensure that its insurer):

(a)	give the Officer notice of the intention to do so;

(b)	provide to the Officer the proposed terms of settlement or compromise; and

(c)	allow the Officer a reasonable period (to be specified in the notice) in which the Officer may object to the proposed terms of settlement or compromise and declare the Officer’s intention to assume conduct of the Claim.

6.6	Officer may assume control of Relevant Claim

If, within the period allowed under clause 6.5 in respect of a Relevant Claim, the Officer gives notice that the Officer intends to assume conduct of a Relevant Claim, the Company must (or must ensure that the Relevant Company or its insurer) relinquish to the Officer the control of the conduct of the Relevant Claim (to the extent that it relates to the Officer) and the liability of the Company under this deed in respect of that Relevant Claim will not exceed the amount for which the Relevant Claim could have been compromised or settled at the time notice was given to the Officer under clause 6.5 in respect of that Relevant Claim together with costs and expenses reasonably incurred by the Officer up to that time.

6.7	Failure by Officer

Despite the Indemnities, if the Officer fails to perform an obligation required under clause 6.4 to the material prejudice of the Company or a Relevant Company in respect of a Relevant Claim, the Company will be under no obligation to indemnify the Officer in respect of the Relevant Claim.

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6.8	Independent advice

Nothing in this clause 6 prevents the Officer from obtaining independent legal advice or engaging separate legal or other representation in connection with the conduct of a Relevant Claim, but any costs or expenses incurred by the Officer in so doing will be paid or reimbursed by the Company or a Relevant Company only to the extent that those expenses are otherwise payable by the Company under this deed and are:

(a)	incurred prior to the Company (or its insurers) or another Relevant Company assuming conduct of the Relevant Claim;

(b)	incurred with the prior written authority of the Company (which must not unreasonably be withheld); or

(c)	reasonable, and incurred in circumstances where there is a reasonable likelihood that the interests of the Officer and the Company and/or the Relevant Company would conflict were the same lawyers to act on behalf of both the Company and the Officer.

6.9	Limitations

(a)	Nothing in clauses 6.2 or 6.4 permits the Company, or requires the Officer, to take any action or do any thing (including giving any consent) in respect of a Relevant Claim that would be likely to cause significant harm to the reputation of the Officer, except where the Company determines in good faith and on reasonable grounds that the interests of the Group Companies or the conduct of that Relevant Claim would be materially prejudiced unless the Group Company or the Officer (as the case may be) takes that action or does that thing.

(b)	Clauses 6.2 and 6.4 do not apply where:

(i)	the Relevant Claim arises from a claim by a Relevant Company (or a Related Body Corporate of a Relevant Company) against the Officer; or

(ii)	where each of the Officer and the Relevant Company (or a Related Body Corporate of the Relevant Company) are defendants or respondents to the Relevant Claim and in the reasonable opinion of the Officer’s lawyers there is an actual or potential conflict of interest between the Officer and the Relevant Company (or the Related Body Corporate of the Relevant Company, if applicable) in respect of the conduct of the Relevant Claim.

7.	Advances and payments

7.1	Advances to Officers

(a)	If the Officer becomes liable to pay any amount for which the Officer is, or is entitled to be, indemnified under this deed, the Company must pay (or procure payment by the Relevant Company of) that amount to the person to whom the amount is due within 10 Business Days after the date on which the Officer provides evidence satisfactory to the Company that the Officer is liable to pay that amount and is entitled to be indemnified under this deed.

(b)	Despite any other provision of this deed, it is not necessary for the Officer to make any payment before enforcing the Officer’s rights under the Indemnities.

(c)	Subject to clause 7.3, the Company must, within 10 Business Days after receiving a request from the Officer to do so, and on such terms (including interest on the basis set out in clause 7.2 and security) as it thinks reasonable in the circumstances, advance moneys to the Officer to enable the Officer to pay, or to reimburse the Officer for, any legal costs reasonably incurred by the Officer (before the outcome of the action is known) in defending an action for a liability incurred or allegedly incurred by the Officer in his or her capacity as an officer of the Relevant Company (including any such legal costs incurred after the Officer ceases to be an officer of the Relevant Company).

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7.2	Interest

(a)	In this clause 7, Interest Rate means the rate of 2% per annum above the 60 day Bank Bill Swap Reference Rate last published on or before the date of payment in The Australian Financial Review (or if no such rate is published, another rate set by the Company in good faith).

(b)	If the Company is required to advance moneys to the Officer under clause 7.1(c), the Company may (in its absolute discretion) determine that the Officer is required to pay interest on the amount advanced calculated on a daily basis from and including the date of payment by the Company to the date of repayment by the Officer at the Interest Rate but only on the basis that such interest will be payable only in the event that the moneys advanced become repayable to the Company under clause 7.3.

7.3	Officer liability to repay advanced moneys

If the Company advances moneys to the Officer under clause 7.1(c) or otherwise pays or reimburses the Officer (or any other person) in accordance with this deed in respect of a liability, costs or expenses incurred by the Officer in relation to a Claim (Relevant Costs), then:

(a)	if, upon the final determination of the Claim (whether as a result of the settlement, withdrawal or final adjudication of the Claim or otherwise and including determination of any appeal), the Relevant Costs become costs in respect of which the Officer is not entitled to be indemnified under the Indemnities, the Officer must, within 10 Business Days after the outcome of the Claim is finally determined:

(i)	repay to the Company or a Relevant Company (as the Company directs) the amount advanced or paid by the Company or the Relevant Company in respect of the Relevant Costs; and

(ii)	where the Relevant Costs were advanced to the Officer under clause 7.1(c), pay to the Company or a Relevant Company (as the Company directs) the interest (if any) accrued on the advance in accordance with the terms of the advance determined by the Company under clauses 7.1(c) and 7.2, and the Company will be under no obligation to pay or reimburse (or procure the payment or reimbursement of) the Officer for any further liability or legal costs incurred by the Officer in respect of, or arising out of, that Claim;

(b)	if, upon the final determination of the Claim (whether as a result of the settlement, withdrawal or final adjudication of the action or otherwise and including determination of any appeal), the Relevant Costs become costs in respect of which the Officer is entitled to be indemnified under the Indemnities, the Officer will:

(i)	not be required to pay to the Company the Relevant Costs and, for the avoidance of doubt, no interest will have been accrued in respect of the Relevant Costs; and

(ii)	repay to the Company, or any Relevant Company, any amount advanced to the Officer in relation to the Claim which is not used by the Officer to satisfy the Claim;

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(c)	if the Officer also receives payment in respect of some or all of those Relevant Costs under any of the following:

(i)	an insurance policy; or

(ii)	an indemnity given by another person,

then the Officer must, within 10 Business Days after receiving payment under the relevant insurance policy or indemnity, pay to the Company an amount equal to the amount recovered by the Officer under the insurance policy or indemnity in respect of the Relevant Costs.

8.	Insurance

8.1	Ongoing insurance

(a)	To the extent permitted by law, during the Access Period the Company must use its best endeavours take out and maintain a directors’ and officers’ insurance policy (Policy) in favour of the Officer with a reputable insurance company to cover any liability incurred by the Officer as a director of each Relevant Company, up to the Policy Limit, but excluding coverage for:

(i)	criminal liability;

(ii)	liability which arises out of conduct involving a wilful breach of duty in relation to a Relevant Company or a Related Body Corporate of the Relevant Company;

(iii)	liability arising out of a contravention of section 182 of the Corporations Act (improper use of position); or

(iv)	liability arising out of a contravention of section 183 of the Corporations Act (improper use of information).

(b)	Where permitted by law, the Company must use its best endeavours to ensure that any Policy covers any liability for legal costs and expenses incurred by the Officer in defending proceedings, whether civil or criminal and whatever the outcome.

(c)	Where permitted by law, the Company must use its best endeavours to ensure that any Policy is on terms no less favourable to the Officer than any similar insurance policy taken out by the Company at the time immediately before the Officer ceased to be a director of the Company.

(d)	Where a Policy exists, and the Company determines not to renew or to cancel such Policy, the Company must notify the Officer in writing of its determination prior to such cancellation or non-renewal.

8.2	Obligation to produce

Upon request by the Officer, as appropriate, the Company must produce to the Officer the Policy or a certificate of currency of the Policy and the receipts for the payment of each premium and all other money payable in respect of the Policy or other evidence of payment satisfactory to the Officer.

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8.3	Company to pay premium

The Company must, as appropriate, pay, or cause to be paid, the premiums in respect of the Policy except to the extent prohibited by law.

8.4	Contribution to premium by the Officer

If the Company is prohibited by law from paying, or causing to be paid, a portion of the premium in respect of the Policy, the Company must offer the Officer the opportunity to, and the Officer may, contribute that portion.

9.	Taxation and GST

9.1	Taxation

If for any reason any Governmental Agency imposes any tax on any sum paid to the Officer under the Indemnities, then the Company must pay, or must procure that a Relevant Company pays, to the Officer such additional amount as is required to ensure that the total amount paid, less any tax imposed on such amount, is equal to the amount that would otherwise be payable under the Indemnities.

9.2	GST

(a)	Terms defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning when used in this clause 9.2 unless expressly stated otherwise.

(b)	If a supply made or to be made by a party (Supplier) under or in connection with this deed is a taxable supply, the recipient of that supply (Recipient) must, in addition to the consideration to be paid or provided for that supply under this deed (GST Exclusive Consideration), pay an amount on account of GST to be calculated by multiplying the GST Exclusive Consideration for the supply by the rate of GST prevailing at the time that the supply is made.

(c)	No amount is payable on account of GST in respect of a taxable supply made under or in connection with this deed until the Supplier has issued a tax invoice to the Recipient.

(d)	If a payment to a party under this deed is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment must first be reduced by the amount of any input tax credit to which that party is entitled for an acquisition to which that loss, cost or expense relates and then, if consideration for a taxable supply, must be increased on account of GST in accordance with clause 9.2(b).

10.	Enforcement

The rights of the Officer under this deed are enforceable only by the Officer, or on behalf of the Officer, during the Access Period and may not be assigned or transferred. Any such purported assignment or transfer is ineffective.

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11.	Notices

11.1	Service and notices

(a)	A notice, demand, consent, approval or communication under this agreement (Notice) must be:

(i)	in writing, in English and signed by a person duly authorised by the sender; and

(ii)	marked for the attention of the person, and hand delivered or sent by prepaid post or email to the recipient’s address specified in the Parties section of this agreement, as varied by any Notice given by the recipient to the sender.

(b)	Communications by email need not be marked for the attention in the way required by clause 11.1(a)(ii). However, the email must state the first and last name of the sender. Communications sent by email are taken to be signed by the named sender.

11.2	Effective on receipt

A Notice given in accordance with clause 11.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, three days after the date of posting (or seven days after the date of posting if posted to or from a place outside Australia); or

(c)	if sent by email, at the time the email was sent unless the sender receives an automated message that the email has not been delivered,

but if receipt is not on a Business Day or is after 5.00pm on a Business Day (in the time zone of the addressee), the Notice is taken to be received at 9.00am on the next Business Day.

12.	General

12.1	Entire agreement

This deed constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this deed and have no further effect.

12.2	Rights, remedies additional

(a)	The provisions of this deed have effect only to the extent they are not voided by law.

(b)	Any rights and remedies that a person may have under this deed are in addition to and do not exclude, replace or limit any other rights or remedies that the person may have.

12.3	Waiver

No failure to exercise or delay in exercising any right, power or remedy under this deed operates as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

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12.4	Survival

Each obligation of confidence under this deed is a continuing obligation, separate and independent from the other obligations and survives termination of the deed for any reason. Any other term by its nature intended to survive termination of this deed, survives termination.

12.5	Amendment

This deed may be amended or modified only by written instruments executed by both parties.

12.6	Further assurances

Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this deed and the transactions contemplated by it (including, but not limited to, the execution of documents).

12.7	Severability

A clause or part of a clause that is illegal or unenforceable may be severed from this deed and the remaining terms or parts of the clause continue in force.

12.8	Costs

Except where this deed expressly states otherwise, each party must bear its own legal, accounting and other costs of negotiating, preparing and executing this deed.

12.9	Counterparts

This deed may be executed in any number of counterparts and all counterparts taken together will constitute one document.

12.10	Governing law and jurisdiction

This deed will be governed by and construed in accordance with the laws in force in the State of Victoria and each party submits to the non-exclusive jurisdiction of the courts of that State.

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EXECUTED as a deed on                                  2024

EXECUTED by Nova Minerals Limited ABN 84 006 690 348 in accordance with section 127 of the Corporations Act 2001	) ) ) ) )

Signature of Director		Signature of Director/Secretary

Name of Director		Name of Director/Secretary

SIGNED, SEALED and DELIVERED by XX XXX in the presence of:	) ) ) ) )
XXX XXX XXXX
Signature of Witness
Name of Witness

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